                                                        EXECUTIVE: KEVIN P. COHN

----------------------------------------------------------------------------------------------------------------------
                                                     SCHEDULE A
----------------------------------------------------------------------------------------------------------------------
                        EVENT                             ACCELERATED VESTING?              SEVERANCE PERIOD?
                   (see Section 3)
----------------------------------------------------------------------------------------------------------------------
The Executive resigns, In Connection With a Change          100% of all unvested      1 year after the date of
of Control, for Good Reason (1)                             shares                    delivery of the Executive's
                                                                                      notice of resignation
----------------------------------------------------------------------------------------------------------------------
The Company terminates the Executive's employment           100% of all unvested      1 year after the effective
In Connection With a Change of Control, for any             shares                    date of termination of the
reason other than for Cause or Disability (1)                                         Executive's employment set
                                                                                      forth in the Company's notice
                                                                                      of termination
----------------------------------------------------------------------------------------------------------------------

 [1] The terms "Cause" and "Disability" have the meanings set forth in the Employment Agreement.

THIS AGREEMENT CONTAINS PROVISIONS REQUIRING BINDING ARBITRATION OF DISPUTES, WHICH HAVE THE EFFECT OF WAIVING EACH PARTY'S RIGHT TO A JURY TRIAL. By signing this Agreement, the Executive acknowledges that the Executive (1) has read and understood the entire Agreement; (2) has received a copy of it (3) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (4) agrees to be bound by it.

Executed and effective June 26, 2001.

BINDVIEW CORPORATION, BY:                      EXECUTIVE


-------------------------------------          -------------------------------
Edward L. Pierce, Senior Vice                  Kevin P. Cohn
President and Chief Financial Officer

                                                     INDEMNITEE:  KEVIN P. COHN


                              BINDVIEW CORPORATION

                            INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this "AGREEMENT") is made between BindView Corporation, a Texas corporation (the "COMPANY"),1 and the "INDEMNITEE" identified above. Unless otherwise indicated, all references to Sections are to Sections in this Agreement. This Agreement is effective the date the Indemnitee first became (or becomes) an officer or director of the Company ("EFFECTIVE DATE").

1.       BACKGROUND.

1.1 The Indemnitee is (or is about to become) a director or officer of the Company. The Company regards it as essential to continue to attract retain, as directors and officers, the most capable persons available.

1.2 The Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers. Depending on the nature of the litigation or other claim in question, the Company's directors' and officers' liability insurance coverage might not provide as much protection as could be desirable in a given situation.

1.3 The Company regards it as crucial to secure the continued service of competent and experienced people in senior corporate positions and to assure that they will be able to exercise judgment without fear of personal liability so long as they fulfill the basic duties of honesty, care and good faith. Accordingly, the Company wishes to provide in this Agreement (a) for the indemnification of, and the advancing of expenses to, the Indemnitee to the fullest extent, whether partial or complete, permitted by law and as set forth in this Agreement, and (b) to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

2. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth below.

2.1      ACQUIRING PERSON means a Person referred to in Section 2.8(a) or
         Section 2.8(b).

2.2 ACQUISITION REPORT means a report filed by or on behalf of a stockholder or group of stockholders on Schedule 13D or Schedule 14D-1 or any successor schedule, form or report under the Exchange Act.

2.3 APPROVED LAW FIRM means any law firm that (a) is located in Houston, Texas, (b) is rated "AV" by the Martindale-Hubbell Law Directory, and
         (b) has not, for a five-year period prior to the Indemnifiable Event in question, been engaged by the Company, by a Person filing an Acquisition Report, or by the Indemnitee.

2.4      ARTICLE 2.02-1 means Article 2.02-1 of the TBCA.

---------------------------

(1) "BindView Corporation" is a registered assumed name of BindView Development Corporation.

                                                      INDEMNITEE:  KEVIN P. COHN

2.5 ARTICLES AND BYLAWS means the articles of incorporation of the Company and/or the bylaws of the Company, in either case as now in effect or as hereafter amended and/or restated (including any substitute articles of incorporation and/or bylaws).

2.6 BENEFICIAL OWNER means a Person who is a beneficial owner (as defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of Voting Stock, of rights to acquire Voting Stock, or of securities convertible into Voting Stock, as applicable. If a Person owns rights to acquire Voting Stock, that Person's beneficial ownership shall be determined pursuant to paragraph
         (d) of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act.

2.7      BOARD means the Board of Directors of the Company.

2.8 CHANGE IN CONTROL of the Company shall be deemed to have occurred if any of the following events occurs after the Effective Date:

         (a) An Acquisition Report is filed with the Commission disclosing that any Person is the Beneficial Owner of 20 percent or more of the outstanding Voting Stock. The previous sentence shall not apply if such Person is (1) the Company, one of its subsidiaries, or any employee benefit plan sponsored by either, or (2) Eric J. Pulaski.

         (b) Any Person purchases securities pursuant to a tender offer or exchange offer to acquire any Voting Stock (or any securities convertible into Voting Stock) and, immediately after consummation of that purchase, that Person is the Beneficial Owner of 20 percent or more of the outstanding Voting Stock. The previous sentence shall not apply if such Person is (1) the Company, one of its subsidiaries, or any employee benefit plan sponsored by either, or (2) Eric J. Pulaski.

         (c) The consummation of a Merger Transaction if (a) the Company is not the surviving entity or (b) as a result of the Merger Transaction, 50 percent or less of the combined voting power of the then-outstanding securities of the other party to the Merger Transaction, immediately after the Change of Control Date, are held in the aggregate by the holders of Voting Stock immediately prior to the Change of Control Date.

         (d) The consummation of a Sale Transaction if as a result of the Sale Transaction, 50 percent or less of the combined voting power of the then-outstanding securities of the other party to the Sale Transaction, immediately after the Change of Control Date, are held in the aggregate by the holders of Voting Stock immediately prior to the Change of Control Date.

         (e) The consummation of a transaction, immediately after which any Person would be the Beneficial Owner, directly or indirectly, of more than 50 percent of the outstanding Voting Stock.

         (f) The stockholders of the Company approve the dissolution of the Company.

         (g) During any period of 12 consecutive months, the individuals who at the beginning of that period constituted the Board of Directors shall cease to constitute a majority of the Board of Directors. The previous sentence will not apply if the election, or the nomination for election

                                                      INDEMNITEE:  KEVIN P. COHN

                  by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

2.9 CHANGE OF CONTROL DATE means the date of an event constituting a Change of Control. In the case of a Merger Transaction or a Sale Transaction constituting a Change of Control, the Change of Control Date shall be the effective date of such transaction.

2.10 CLAIM means (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise; (b) any appeal in such an action, suit, or proceeding; and
         (c) any inquiry or investigation, whether conducted by the Company or some other party (either private or governmental), that the Indemnitee reasonably believes could lead to the institution of any such action, suit or proceeding.

2.11 COMMISSION means the Securities and Exchange Commission or any successor agency.

2.12 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

2.13     EXPENSE ADVANCE - see Section 5.

2.14 EXPENSES shall include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness in or participate in, any Indemnifiable Claim, together with interest, computed at the Company's average cost of funds for short-term borrowings, accrued from the date of incurrence of such expense to that date the Indemnitee receives reimbursement therefor.

2.15 FINAL JUDGMENT means a final judgment or other final adjudication, by a court of competent jurisdiction, from which no further appeal is taken or possible.

2.16 INCLUDING (in lower case), unless otherwise specified, means including but not limited to.

2.17 INDEMNIFIABLE CLAIM means a Claim arising out of (in whole or in part) or relating to an Indemnifiable Event.

2.18     INDEMNIFIABLE EVENT means any event or occurrence related to:

         (a) the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company; or

         (b) the fact that the Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation of any type or kind, foreign or domestic, partnership, joint venture, trust, employee benefit plan or other enterprise. Without limiting any indemnification provided hereunder, if the Indemnitee serves, in any capacity, either (i) another corporation, partnership, joint venture or trust of which 20% or more of the voting power or residual economic interest is held, directly or indirectly, by the Company or (ii) any employee benefit plan of the Company or any entity referred to in clause (i) above, such service shall be deemed to be at the request of the Company; or

                                                      INDEMNITEE:  KEVIN P. COHN

         (c) anything done or not done by the Indemnitee in any capacity described in subparagraphs (a) and (b).

2.19 INDEMNITY OBLIGATIONS means the Company's obligations to indemnify the Indemnitee under this Agreement or any other agreement or any provision of the Articles and Bylaws relating to Indemnifiable Claims.

2.20 MERGER TRANSACTION means a merger, consolidation or reorganization of the Company with or into any other person or entity.

2.21 PERSON means a person within the meaning of Section 13(d) or Section 14(d)(2) or any successor rule or regulation promulgated under the Exchange Act.

2.22     REVIEWING PARTY means:

         (a) the Board acting by quorum consisting of directors who are not parties to the particular Claim with respect to which the Indemnitee is seeking indemnification, or

         (b) if such a quorum is not obtainable (or, even if such a quorum is obtainable, if a quorum of disinterested directors so directs):

                  (1) the Board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in Section 3 of this Agreement and/or in Article 2.02-1 of the TBCA has been met by the Indemnitee, or

                  (2) the shareholders upon a finding that the Indemnitee has met the applicable standard of conduct referred to in clause (b)(1) of this definition.

2.23 SALE TRANSACTION means a sale, lease, exchange or other transfer of all or substantially all the assets of the Company and its consolidated subsidiaries to any other person.

2.24 TBCA means the Texas Business Corporation Act or any successor statute. A reference to a specific article of the TBCA shall encompass any corresponding renumbered or amended article or any corresponding article of any successor statute.

2.25 VOTING STOCK means shares of capital stock of the Company the holders of which are entitled to vote for the election of directors, but excluding shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.

3.       RIGHT TO INDEMNIFICATION.

3.1 If (a) the Indemnitee was, is, becomes at any time, or is threatened to be made, (i) a party to, or (ii) a witness in, or (iii) otherwise a participant in, an Indemnifiable Claim, then (b) subject to a determination in accordance with Section 4 that the Indemnity is entitled to indemnification, the Company shall indemnify the Indemnitee, to the maximum extent permitted by law, against any and all Expenses, judgments, fines (including excise taxes assessed on an Indemnitee with respect to an employee benefit plan), penalties, and amounts paid in settlement (including all interest, assessments

                                                      INDEMNITEE:  KEVIN P. COHN

         and other charges paid or payable in connection with, or in respect of, such Expenses, judgments, fines, penalties or amounts paid in settlement) in respect of such Claim.

3.2      The Indemnitee shall not be entitled to indemnification pursuant to
         Section 3.1 if a Final Judgment, adverse to the Indemnitee, establishes that (a) the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and in either case, were material to the cause of action adjudicated in the Final Judgment, or
         (b) the Indemnitee personally and improperly gained a material financial profit or other material benefit to which the Indemnitee was not entitled.

3.3 Prior to a Change of Control, the Indemnitee shall not be entitled to indemnification pursuant to Section 3.1 in connection with any Claim initiated by the Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

3.4 If (a) the Indemnitee asserts a claim or brings an action for (i) indemnification or advance payment of Expenses by the Company under its Indemnity Obligations, or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, then
         (b) the Company shall indemnify the Indemnitee against any and all expenses (including attorneys' fees) that are incurred by the Indemnitee in connection with such claim or action. The Company's obligation under this Section 3.4 shall be subject to the Indemnitee's ultimately being determined to be entitled to such indemnification, advance expenses payment or insurance recovery, as the case may be.

3.5 If (a) the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, then (b) the Company shall nevertheless indemnify the Indemnitee for the portion of such total amount to which the Indemnitee is entitled.

3.6 Without limiting Section 3.5, if (a) one or more Indemnifiable Claims is made or occurs in respect of multiple Indemnifiable Events, and (b) as to a particular Indemnifiable Event, the Indemnitee has been successful on the merits or otherwise in defense of any or all Indemnifiable Claims relating in whole or in part to such Indemnifiable Event, or in defense of any issue or matter related thereto, including dismissal without prejudice, then (c) the Company shall indemnify the Indemnitee, to the maximum extent permitted by law, against all Expenses incurred in connection with such defense.

3.7 The Company's indemnification obligations in this Section 3 shall in no event be deemed to preclude or limit any right to indemnification to which the Indemnitee may be entitled under Article 2.02-1 or any other applicable statutory or regulatory provision.

4.       DETERMINATIONS OF ENTITLEMENT TO INDEMNITY

4.1 The Company's Indemnity Obligations shall be subject to the condition that the Reviewing Party shall have authorized such indemnification in the specific case by having determined that the Indemnitee is permitted to be indemnified under the applicable standard of conduct set forth in this Agreement and/or applicable law. The Company shall promptly call a meeting of the Board concerning such Claim and use its best efforts to facilitate a prompt determination by the Reviewing

                                                      INDEMNITEE:  KEVIN P. COHN

         Party with respect to such Claim. The Indemnitee shall be afforded the opportunity to make submissions to the Reviewing Party with respect to such Claim.

4.2 To the extent that the Reviewing Party determines that the Indemnitee substantively is permitted to be indemnified (in whole or in part), such determination shall be conclusive and binding to that extent on both the Company and the Indemnitee.

4.3 If (a) there has been no determination by the Reviewing Party pursuant to Section 4.1, or (b) the Reviewing Party determines pursuant to
         Section 4.1 that the Indemnitee would not be permitted to be indemnified in whole or in part, then (c) the Indemnitee shall have the right to commence litigation in any court in the State of Texas having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding.

4.4 In the event of a Change of Control of the Company (other than a Change of Control which has been approved by a majority of the Board who were directors immediately prior to such Change of Control), then all determinations pursuant to Section 4.1 and Article 2.02-1 shall be made pursuant to subparagraph (F)(1), (F)(2), or (F)(3) of Article 2.02-1. With respect to all matters relating to such determinations, or concerning the rights of the Indemnitee to indemnity payments and Expense Advances under the Indemnity Obligations (including any opinion to be rendered pursuant to Article 2.02-1), the following provisions shall apply:

         (a) The Company (including the Board) shall seek legal advice from, and only from (and if special legal counsel is selected under subparagraph (F)(3) of Article 2.02-1, the Board shall select only), special, independent legal counsel selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld.

         (b)      Such counsel shall not have otherwise performed services for
                  (A) the Company or any subsidiary of the Company, (B) the Acquiring Person or any affiliate or associate of such Acquiring Person within the last five years (other than in connection with such matters) or (C) the Indemnitee. As used in this Section 4.4, the terms "affiliate" and "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act and in effect on the date of this Agreement.

         (c) Unless the Indemnitee has theretofore selected counsel pursuant to this Section 4.4 and such counsel has been approved by the Company, any Approved Law Firm shall be deemed to satisfy the requirements set forth above.

         (d) Such counsel, among other things, shall render its written opinion to the Company, the Board and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law and/or this Agreement.

         (e) The Company agrees to pay the reasonable fees of such counsel and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                                                      INDEMNITEE:  KEVIN P. COHN

5.       EXPENSE ADVANCES.

5.1 If so requested by the Indemnitee from time to time, the Company shall advance within ten business days of such request any and all Expenses to the Indemnitee (an "EXPENSE ADVANCE").

5.2 If, when and to the extent that the Reviewing Party determines pursuant to Section 4 that the Indemnitee is not entitled to be indemnified against the Claim in question, then:

         (a) the Company shall be entitled to be reimbursed by the Indemnitee for all Expense Advances previously paid;

         (b) upon request by the Indemnitee, the Company may continue to make Expense Advances to the Indemnity for up to 30 days pending the commencement of legal proceedings under Section 5.3; and

         (c) the Indemnitee hereby agrees and undertakes to reimburse the Company for Expense Advances to the full extent required by Section K of Article 2.02-1.

5.3 If the Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified, then:

         (a)      any determination under Section 5.2 shall not be binding, and

         (b) the Company shall continue to make Expense Advances as provided in Section 5.1, and the Indemnitee shall not be required to reimburse the Company for any Expense Advance, until the occurrence of a Final Judgment that makes a determination adverse to the Indemnitee concerning such indemnification.

6. TIMING. The Company shall carry out its Indemnity Obligations as soon as practicable, but in any event no later than 30 days after written demand is presented to the Company.

7. NO PRESUMPTION. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, whether civil or criminal, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

8. NONEXCLUSIVITY, ETC. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company's Articles and Bylaws, the TBCA, or otherwise. To the extent that a change in the TBCA (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Articles and Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9. INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies,

                                                      INDEMNITEE:  KEVIN P. COHN

         in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

10. LIMITATION PERIOD. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action. Any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period. If any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

11. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, under the Articles and Bylaws, otherwise) of the amounts otherwise indemnifiable hereunder.

13. SPECIFIC PERFORMANCE. The parties recognize that if any provision of this Agreement is violated by the Company, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

14.      OTHER PROVISIONS.

14.1 This Agreement shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, and (ii) the Indemnitee and the Indemnitee's spouse, heirs, and personal and legal representatives.

14.2 All notices and statements with respect to this Agreement must be in writing and shall be delivered by certified mail return receipt requested; hand delivery with written acknowledgment of receipt; FAX transmission with machine-printed confirmation of delivery; or overnight courier with delivery-tracking capability. Notices to the Company shall be addressed to the Company's general counsel at the Company's then-current principal operating office. Notices to the Indemnitee may be delivered to the Indemnitee in person or to the Indemnitee's then-current home address as indicated on the Indemnitee's pay stubs or, if no address is so indicated, as set forth in the Company's payroll records.

                                                      INDEMNITEE:  KEVIN P. COHN

14.3 This Agreement sets forth the entire agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

14.4 Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

14.5 If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

14.6 This Agreement will be governed and interpreted under the laws of the United States of America and of the State of Texas law as applied to contracts made and carried out in entirely Texas by residents of that State.

14.7 No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14.8 This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer, director, or employee of the Company (or at the Company's request, of any other enterprise).

14.9 Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

14.10 This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement manually signed by one party and transmitted to the other party by FAX or in image form via email shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.


                            (Signature page follows)

                                                      INDEMNITEE:  KEVIN P. COHN


By signing this Agreement, the Indemnitee acknowledges that the Indemnitee (1) has read and understood the entire Agreement; (2) has received a copy of it (3) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (4) agrees to be bound by it.



BINDVIEW CORPORATION, BY:                        INDEMNITEE


-------------------------------------            -------------------------------
Edward L. Pierce, Senior Vice                    Kevin P. Cohn
President and Chief Financial Officer